UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On November 29, 2012, GMX Resources Inc. (the “Company”) held a special meeting of shareholders in Oklahoma City, Oklahoma (the “Special Meeting”). At the Special Meeting, the shareholders approved a proposal to grant the Board of Directors of the Company discretionary authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), such split to combine a whole number of outstanding shares of Common Stock in a range of not less than five (5) shares and not more than thirteen (13) shares, into one share of Common Stock at any time prior to January 31, 2013 (the “Reverse Split Proposal”).
A total of 64,760,529 shares of the Company's Common Stock were present at the meeting in person or by proxy, which represented approximately 78% of the outstanding shares of the Company's Common Stock as of October 22, 2012, the record date for the Special Meeting.
At the Special Meeting, the shareholders approved the Reverse Split Proposal based on the following vote tabulation:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
52,730,797	11,778,895	250,837	17,901,601
ITEM 8.01    OTHER EVENTS
On November 29, 2012, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference into this Item 8.01.
ITEM 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated November 29, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: November 29, 2012	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated November 29, 2012